Exhibit 15
Exhibit 15
Awareness of Independent Registered
Public Accounting Firm
We are aware that our report dated August 9, 2011, included with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, is incorporated by reference on Forms S-8 (Nos. 333-136645, 333-148763 and 333-151843) and Forms S-3 (Nos. 333-157165, 333-161198 and 333-164341). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of these registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.
/s/ BKD, LLP
Little Rock, Arkansas
August 9, 2011